Exhibit 31.4
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
I, Jonathan I. Lieber, certify that:
     1. I have reviewed this Amendment No. 1 on Form 10-K/A of Altus Pharmaceuticals Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 16, 2007
/s/ Jonathan I. Lieber
Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer